                                                                    EXHIBIT 99.4

           COLLATERAL ASSIGNMENT OF BENEFICIAL INTEREST IN LAND TRUST
                             AND SECURITY AGREEMENT

                            DATED AS OF APRIL 1, 1996

         This Agreement (as modified from time to time, the "Agreement") has been executed by ANGELES PARTNERS XIV, a California limited partnership ("Debtor"), as debtor, in favor of ANGELES MORTGAGE INVESTMENT TRUST, a California business trust, as secured party (together with any successor, assign or subsequent holder, "Secured Party"), with an office at 340 North Westlake Boulevard, Suite 230, Westlake Village, California 91362. Debtor is the owner of 100% of the entire beneficial interest under a trust agreement dated the 1st day of July, 1978 and known as Trust No. 3600 (the "Land Trust") with Amalgamated Bank of Chicago f/k/a Amalgamated Trust and Savings Bank, as trustee (the "Land Trustee").

         If more than one person or entity executes this Agreement, the term "Debtor" refers to each of them individually and some or all of them collectively, and their obligations hereunder shall be joint and several. If any party comprising "Debtor" is a trustee(s), "Trust Agreement" means the governing trust agreement and/or instruments governing the trust, as modified from time to time, and all related documents and instruments, and "Debtor" also refers to the trustee(s) and the trust individually and collectively.

         In consideration of Secured Party's making loans and extensions of credit, and/or considering making loans or extensions of credit, to Debtor or the Land Trustee (Debtor and any such individual or entity being collectively referred to as the "Borrower(s)"), and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor agrees as follows:

1.       DEFINITIONS.  As used in this Agreement:

         (a) Unless otherwise defined herein, all terms that we defined in the Uniform Commercial Code of the State of Illinois shall have the same meanings herein as in such Code.

         (b) "Land Trust Property" means all real and personal property now owned or hereafter acquired by the Land Trustee subject to the Land Trust, including without limitation the property legally described in EXHIBIT A attached hereto and made a part hereof (with the address listed therein).

         (c) "Liabilities" shall mean all obligations, agreements, covenants, undertakings, representations and warranties of every kind and nature arising out of or pursuant to that certain Promissory Note Secured by Mortgages in the original principal amount of $3,000,000 dated January 1, 1991 made by Debtor in favor of Secured Party, as amended by that certain Amended and Restated Promissory Note Secured by Mortgage dated August 28, 1991 and that certain Second Amended and Restated Secured Promissory Note dated April 1, 1996 in the original principal amount of $4,764,498.99, and as hereafter amended, modified, extended, renewed or replaced (collectively, the "Fox Crest Note"); this Agreement, as hereafter amended, modified, extended, renewed or replaced; and that certain Master Agreement between Debtor and Secured Party effective as of April 1, 1996, as hereafter amended, modified, extended, renewed or replaced (the "Master Agreement"), provided that nothing contained in the Master Agreement is intended to cause this Agreement to secure the Glenwood Note or the Glenwood Mortgage as defined in the Master Agreement or any other indebtedness for borrowed money other than the Fox Crest Note.

         (d) "Loan Documents" shall mean the Fox Crest Note, this Agreement, the Master Agreement and any other agreements, instruments, certificates or documents entered into or delivered in connection with any of the foregoing.

2.       GRANT OF SECURITY INTEREST; ASSIGNMENT; COLLATERAL.

         Debtor hereby grants to Secured Party a continuing security interest in, and assigns and transfers to Secured Party for collateral purposes, all of the right, title and interest of Debtor under the Land Trust Agreement including without limitation the following (all such, the "Collateral"):

         (a) all of Debtor's rights in and to (i) the Land Trust and (ii) the Land Trust Property;

         (b) the right to receive distribution of any Land Trust Property and all proceeds from all dispositions or realizations of any kind from any Land Trust Property, whether disposition is by way of sale, rental, mortgage, or otherwise;

         (c) any and all rights to manage, direct, and control the Land Trust Property and all rights and powers of direction with regard to the Land Trust and the Land Trust Property;

         (d) all books and records pertaining to any of the foregoing;

         (e) all documents of title evidencing or issued with respect to the Land Trust Property or any of the foregoing; and

         (f) all proceeds and products of all of the foregoing, including without limitation proceeds of insurance policies insuring the foregoing.

3.       LIABILITIES.

         The Collateral shall secure the payment and performance of all Liabilities.

4.       REPRESENTATIONS.

         Debtor hereby represents and warrants to Secured Party that:

         (a) Debtor does not do business, nor has it done business during the five (5) years and six months prior to the date of this Agreement, under any name except as shown above.

         (b) Land Trustee is the legal and equitable owner of the Land Trust Property; the Land Trust Property is subject to the Land Trust Agreement without liens, security interests, mortgages or other encumbrances of any kind except that certain Mortgage, Security Agreement and Financing Statement dated as of February 1, 1996 (the "John Hancock Mortgage"); Debtor has the power, authority and all necessary consents, if any, to enter into this agreement.

         (c) Debtor has the sole power of direction over and is the sole owner of the beneficial interest in the Land Trust free and clear of any lien, security, interest, mortgages or other of any kind other than the security interest herein granted. Without limiting the foregoing, there are no other assignments of the beneficial interest in the Land Trust now in effect.

         (d) No financing statement, mortgage, notice of judgment, or any similar instrument (unless filed on behalf of Secured Party) covering any of the Collateral is on file in any public office.

5.       COVENANTS OF DEBTOR.

         Debtor agrees that so long as this Agreement remains in effect, it will:

         (a) not direct the Land Trustee to lease, sell, transfer, dispose of, or encumber the Land Trust Property or any of the Collateral (or suffer or permit anyone else to do so) without the prior written consent of Secured Party, except that nothing contained herein shall prohibit the leasing of residential units by the Debtor in the ordinary course of business on commercially reasonable terms, conditions and rates;

         (b) defend the Collateral against the claims and demands of all persons other than Secured Party and promptly pay all taxes, assessments, and charges upon the Collateral, and not sign (or permit to be signed) any financing statements, mortgages, or other documents creating or perfecting a lien upon or security interest in any of the Collateral or otherwise create, suffer, or permit to exist any liens or security interest upon any Collateral other than in favor of Secured Party, except tax liens, provided that such liens are removed before related taxes become delinquent;

         (c) execute such financing statements and other documents (and pay the cost of filing and recording the same in all public offices deemed necessary by Secured Party) and do such other acts as Secured Party may request to establish and maintain a valid and perfected security interest in the Collateral free and clear of all other liens and claims;

         (d) deliver to Secured Party any certificates or other documents of title representing or issued with respect to any of the Collateral;

         (e) keep at its address for notices set forth under or opposite its signature hereto its records concerning the Collateral, which records shall be of such character as will enable Secured Party to determine at any time the status of the Collateral; furnish to Secured Party such information concerning Debtor, the Collateral, the Land Trust and the Land Trust Property as Secured Party may from time to time reasonably request; and permit Secured Party from time to time to inspect the Collateral and to inspect, audit, and make copies of, and extracts from, all records and all other papers in the possession of Debtor or the Land Trustee pertaining to the Collateral;

         (f) make appropriate entries upon its financial statements and its books and records disclosing Secured Party's security interest in the Collateral;

         (g) if at any time any of the Collateral shall be or become evidenced by any instrument, note, or other document, immediately deliver such instrument, note, or document to Secured Party, endorsed as requested by Secured Party;

         (h) immediately notify Secured Party of any material loss or depreciation in the value of the Collateral, and

         (i) Without limiting any other provision hereof, not sell, transfer or otherwise dispose of any Collateral without Secured Party's prior written consent.

6.       ASSIGNMENT EFFECTIVE IMMEDIATELY; COLLATERAL PURPOSE.

         The assignment of and security interest in the Collateral is absolute and effective immediately. Notwithstanding the foregoing, until Secured Party otherwise notifies Land Trustee in writing, Debtor may receive, collect, and enjoy the rents, income, and profits from the Collateral and, subject to the terms of this Agreement, manage the Land Trust Property.

         The interest granted and assigned to Secured Party in this Agreement is for collateral security only and, accordingly, Secured Party by its acceptance hereof shall not be deemed to have assumed or become liable for any of the obligations or liabilities of Debtor under the Land Trust Agreement or with respect to the Collateral or any Land Trust Property, whether provided for by the terms thereof, arising by operation of law, or otherwise; Debtor hereby acknowledges that Debtor remains liable thereunder to the same extent as though this Agreement had not been made.

7.       EVENTS OF DEFAULT.

         The occurrence of any of the following shall constitute an "Event of Default":

         (a) Failure to pay, when and as due, any principal, interest or other amounts payable hereunder or in connection with any of the Liabilities and such failure shall continue for 10 days after notice thereof from the Secured Party, or failure to comply with or perform any agreement or covenant of Debtor contained herein and such failure shall continue for 30 days after notice thereof from the Secured Party;

         (b) any other default, event of default, or similar event not otherwise addressed in this Section 7 shall occur and continue under any other Loan Document beyond the applicable cure or grace period or if none is provided for, beyond 30 days after notice thereof from the Secured Party;

         (c) Debtor shall grant or any person (other than Secured Party) shall obtain a lien on or security interest in any of the Collateral; Debtor or any other person shall perfect (or attempt to perfect) such a lien or security interest; a court shall determine that Secured Party does not have a first-priority lien on or security interest in any of the Collateral enforceable in accordance with the terms hereof; or any notice of a federal tax lien against Borrower, Debtor or any general partner or joint venture of Borrower or Debtor shall be filed with any public recorder;

         (d) there shall be any levy, judicial seizure, or attachment of any of the Collateral or the Land Trust Property; or Debtor shall create, effect, consent to, suffer, permit, or enter into a contract providing for any sale, assignment, transfer, lien, pledge, mortgage, secured interest, or other encumbrance of Debtor's beneficial interest or power of direction in the Land Trust or any Land Trust Property, except for Secured Party's interest hereunder, without Secured Party's prior written consent;

         (e) any default or event of default shall occur and be continuing under the John Hancock Mortgage and related documents.

8.       DEFAULT REMEDIES.

         (a) Upon the occurrence and during the continuance of any Event of Default, Secured Party may exercise any rights and remedies under this Agreement, and related document or instrument (including without limitation any pertaining to Collateral), and at law or in equity.

         (b) Without limiting any other provision hereof, if any Event of Default shall have occurred and be continuing, then, in addition to having the right to exercise any rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of Illinois or any Collateral is located, Secured Party may, in its sole discretion, exercise any rights or powers set forth in this Agreement. Without limiting any other provision hereof, Debtor shall pay all related expenses, including without limitation attorneys' fees. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to Debtor at the address shown below. Secured Party may proceed to sell or otherwise dispose of the Collateral at public or private sale for cash or credit; provided, however, that Debtor shall be credited with proceeds of such sale only when the proceeds are actually received by Secured Party. Secured Party shall have the unqualified right, in connection with any such sale of Collateral, to execute and deliver an assignment of said beneficial interest to the purchaser at any such sale, free of any right of redemption by Debtor, and upon the filing thereof with Land Trustee, Land Trustee shall recognize such assignee as the absolute owner of the beneficial interest for any and all purposes whatsoever and shall act on directions of such assignee without any liability or obligation to Debtor whatsoever, without inquiry into the validity or propriety of such or assignment, and irrespective of any notice whatsoever from Debtor or any other person, unless and until Land Trustee is served with an order of court prohibiting further action by Land Trustee upon the direction of such assignee.

         (c) In addition to Secured Party's rights set forth above, upon the occurrence and during the continuance of an Event of Default, Secured Party may proceed immediately:

                  (i) to exercise each and all of the powers, rights, and privileges reserved or granted to Debtor under the Land Trust Agreement to manage, direct, control, and deal with the Land Trust Property or any part thereof, including without limitation the right to collect and receive the proceeds from rentals and from mortgages, sales, conveyances, or other dispositions or realizations or any kind of or from the Land Trust Property or any part thereof, and

                  (ii) to protect and enforce this Security Agreement by suits or proceedings in equity, at law, or otherwise, whether for the foreclosure hereof or for the appointment of a receiver of the Land Trust Property or any part thereof, or for the enforcement of any other legal or equitable remedy available under applicable law.

         (d) Any proceeds of the Collateral may be applied by Secured Party to the payment of expenses and costs to exercise of Secured Party's rights hereunder, and any balance of such proceeds shall be applied toward the Liabilities in such order as Secured Party shall determine in its sole discretion. Any balance remaining shall be returned to Debtor.

DEBTOR HEREBY WAIVES ANY HOMESTEAD RIGHT AND RIGHT OF REDEMPTION UPON THE FORECLOSURE SALE OF ANY OF THE COLLATERAL THAT MAY NOW OR HEREAFTER BE DEEMED TO APPLY TO ANY OF THE COLLATERAL.

9.       RIGHTS OF SECURED PARTY.

         After an Event of Default (except in cases of emergency), Secured Party may, from time to time, at its option (but shall have no duty to):

         (a) perform any agreement of Debtor hereunder the Debtor shall have failed to perform;

         (b) take any other action which Secured Party deems necessary or desirable for the preservation of the Collateral or Secured Party's interest therein and the carrying out of this Agreement, including without limiting the generality of the foregoing: (i) any action to collect or realize upon the Collateral; (ii) the discharge of taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral; or (iii) the discharge or keeping current of any obligation of Debtor having effect on the Collateral; or (iv) receiving, endorsing and collecting all checks and other orders for the payment of money made payable to Debtor representing any dividend, interest payment, rental or lease payment, or other distribution or amount payable or distributable in respect of the Collateral or any part thereof, and to give full discharge for the some; and

         (c) file, or cause to be filed, photocopies or carbon copies of any financing statement respecting any right of Secured Party in the Collateral, and any such photocopy or carbon copy of the signature of Debtor on such photocopy or carbon copy shall be deemed an original for purposes of such filing. Debtor hereby authorizes Secured Party to sign financing statements on Debtor's behalf to be filed in all jurisdictions in which such authorization is permitted.

         Debtor hereby appoints Secured Party as Debtor's attorney-in-fact, which appointment is and shall be deemed to be irrevocable and coupled with an interest, for purposes of performing acts and signing and delivering any agreement, document, or instrument on behalf of Debtor in accordance with this Section. Debtor immediately will reimburse Secured Party for all expenses so incurred by Secured Party, together with interest thereon at 18% per annum or the highest rate allowed by law, whichever is less.

10.      FURTHER ASSURANCES.

         Debtor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements, and instruments, as Secured Party may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm unto Secured Party its rights, powers and remedies hereunder.

11.      OBLIGATIONS UNCONDITIONAL; WAIVER OF DEFENSES.

         Debtor irrevocably agrees that no fact or circumstance whatsoever which might at law or in equity constitute a discharge or release of, or defense to the obligations of, a guarantor or surety shall limit or affect any obligations of Debtor under this Agreement or any document or instrument executed in connection herewith. Without limiting the generality of the foregoing:

         (a) Secured Party may at any time and from time to time, without notice to Debtor, take any or all of the following actions without affecting or impairing the liability of debtor on this Agreement:

                  (i) renew or extend time of payment of the Liabilities;

                  (ii) accept, substitute, release or surrender any security for the Liabilities; and

                  (iii) release any person primarily or secondarily liable on the Liabilities (including, without limitation Borrower, any endorser, and any guarantor).

         (b) No delay in enforcing payment of the Liabilities, nor any amendment, waiver, change, or modification of any terms of any document or instrument which evidences or is given in connection with the Liabilities, shall release Debtor from any obligation hereunder. The obligations of Debtor under this Agreement are and shall be primary, continuing, unconditional and absolute (notwithstanding that at any time or from time to time all of the Liabilities may have been paid in full), irrespective of the value, genuineness, regularity, validity or enforceability of any documents or instruments respecting or evidencing the Liabilities. In order to hold Debtor liable or exercise rights or remedies hereunder, there shall be no obligation on the part of Secured Party, at any time, to resort for payment to Borrower or any guarantor or to any other security for the Liabilities. Secured Party shall have the right to enforce this Agreement irrespective of whether or not other proceedings or steps are being taken against any other property securing the Liabilities or any other party primarily or secondarily liable on any of the Liabilities.

         (c) Debtor irrevocably waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Agreement, notice of any loans made, extensions granted or other action taken in reliance hereon, and all demands and notices of any kind in connection with this Agreement or the Liabilities.

         (d) Debtor waives any claim or other right which Debtor might now have or hereafter acquire against Borrower or any other person primarily or contingently liable on the Liabilities (including without limitation any maker, endorser or guarantor) or that arising from the existence or performance of Debtor's obligations under this Agreement, including without limitation any right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim or remedy of Secured Party against Borrower or any other collateral security for the Liabilities, which Secured Party now has or hereafter acquires, however arising.

         (e) Debtor hereby waives and releases any and all rights under and by virtue of any statutes or law providing for exemption on homesteads which may now or hereafter apply.

         Debtor expressly waives any and all rights of redemption or reinstatement in connection with any foreclosure hereof and Debtor further covenants and agrees not to invoke any such law to in any way hinder or delay the rights of secured party granted hereby or at law or in equity.

12.      NOTICES.

         All notices, request and demands to or upon the respective parties hereto shall be deemed to have been given or made when deposited in the mail, postage prepaid, addressed if to Secured Party and to Debtor at the addresses set forth below, or to such other address as may be hereafter designated in writing by the respective parties hereto.

13.      MISCELLANEOUS.

         This Agreement and any document or instrument executed in connection herewith shall be governed by and construed in accordance with the internal law of the State of Illinois, and shall be deemed to have been executed in such State. Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other. Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof; references herein to Sections or provisions without reference to the document in which they are contained are references to this Agreement. This Agreement shall bind Debtor, its (his) (her) heirs, trustees (including without limitation successor and replacement trustees), executors, personal representatives, successors and assigns, and shall insure to the benefit of Secured Party, its successors and assigns, except that Debtor may not transfer or assign any of its (his) (her) rights or interest hereunder without the prior written consent of Secured Party. Debtor agrees to pay upon demand all expenses (including without limitation attorneys' fees, legal costs and expenses, in each case whether in or out of court, in original or appellate proceedings or in bankruptcy) incurred or paid by Secured Party or any holder hereof in connection with the enforcement or preservation of its rights hereunder or under any document or instrument executed in connection herewith. Debtor expressly and irrevocably waives presentment, protest, demand and notice of any kind in connection herewith.

                               DEBTOR:

                               ANGELES PARTNERS XIV,
                               A California limited partnership

                               By: Angeles Realty Corporation II, a California Corporation, its general partner


                               By:  /s/ Robert D. Long, Jr.
                                    -------------------------------------------
                               Its: Vice President/CAO
                                    -------------------------------------------

                               ADDRESS FOR NOTICE:

                               One Insignia Financial Plaza
                               P.O. Box 1089
                               Greenville, SC 29602

                           SECURED PARTY'S ACCEPTANCE



         ANGELES MORTGAGE INVESTMENT TRUST hereby acknowledges receipt of the foregoing assignment this ___ day of April, 1996, and accepts the same.

                                            ANGELES MORTGAGE INVESTMENT TRUST



                                            By:  /s/ Signature Ineligible
                                                 -------------------------------
                                            Its: President
                                                 -------------------------------

                           ACCEPTANCE BY LAND TRUSTEE

         Amalgamated Bank of Chicago f/k/a Amalgamated Trust and Savings Bank, as Land Trustee under a trust agreement dated the 1st day of July, 1978 and known as its Trust No. 3600 (the "Land Trust Agreement") hereby acknowledges the receipt of the foregoing assignment this 15th day of May, 1996, and accepts the same in accordance with the terms and provision of the foregoing assignment of beneficial interest from the beneficiaries of the Land Trust referred to in the Agreement as Debtor.

         The Land Trustee states as follows:

         1. As of the date of this Agreement, Land Trustee agrees not to permit or allow Debtor to deal with the Land Trust unless such act is previously approved in writing by Secured Party, until Secured Party notifies the undersigned that all indebtedness secured hereby has been paid in full.

         2. Land Trustee has no actual notice of liens, mortgages, violations of any law, ordinance, or regulation of any governmental or quasi-governmental unit, or any other claim of any sort affecting the Land Trust or the property subject to the Land Trust Agreement except as set forth in the foregoing Agreement.

         3. Land Trustee agrees to look solely to Debtor for performance of all of the terms and provisions of the Land Trust Agreement on the part of the beneficiaries thereof from time to time to be kept and performed, including the payment of any liabilities imposed on said beneficiaries, until otherwise notified by Secured Party.

         4. Land Trustee has not received or accepted any prior collateral assignments of beneficial interest in the Land Trust which have not been fully released. Land Trustee will not accept any additional assignments of any interest in the Land Trust without the consent of Secured Party.

         5. The property subject to this Land Trust Agreement is legally described in EXHIBIT A hereto

         The agreements and representations made hereby by the undersigned are made by the undersigned in its full corporate capacity, and not merely as trustee under the Land Trust Agreement.

                                   AMALGAMATED BANK OF CHICAGO F/K/A
                                   AMALGAMATED TRUST AND SAVINGS BANK


                                   By:  /s/ [ILLEGIBLE]
                                        ---------------------------------------
                                   Its: Senior Vice President
                                        ---------------------------------------

                                    EXHIBIT A
                            TO FINANCING STATEMENT OF
                         ANGELES PARTNERS XIV AS DEBTOR,
                 IN FAVOR OF ANGELES MORTGAGE INVESTMENT TRUST,
                                AS SECURED PARTY


All of Debtor's right, title and interest under the trust (the "Land Trust") under the trust agreement dated July 1, 1978, with Amalgamated Bank of Chicago f/k/a Amalgamated Trust and Savings Bank, as land trustee, identified on the records of the trustee and known as Trust No. 3600, including without limitation the following:

                  (a) all of Debtor's rights in and to the Land Trust and all real and personal property now owned or hereafter acquired by the trustee and subject to the Land Trust (the "Land Trust Property");

                  (b) the right to receive distribution of any Land Trust Property and all proceeds from all dispositions or realizations of any kind from any Land Trust Property, whether disposition by way of sale, rental, mortgage, or otherwise;

                  (c) any and all right to manage, direct, and control the Land Trust Property and all rights and power of direction with regard to the Land Trust and the Land Trust Property;

                  (d) all books and records pertaining to any of the foregoing;

                  (e) all documents of title evidencing or issued with respect to the Land Trust Property or any of the foregoing; and

                  (f) all proceeds and products of all of the foregoing, including without limitation proceeds of insurance policies insuring the foregoing.

                                    EXHIBIT A

                                LEGAL DESCRIPTION


PARCEL 1:

The West 690.0 feet of that part of the North 1/2 of the Southeast 1/4 of
Section 18, Township 45 North, Range 12 East of the Third Principal Meridian, (except the South 32 rods thereof) lying Easterly of the East line of Frederick
H. Bartlett's First Addition to Northview, being a Subdivision of part of the North 1/2 of the South 1/2 of said Section 18, recorded as document no. 269364, in Lake County, Illinois.

PARCEL 2:

The East 75 feet of the West 765 feet of the South 150 feet of that part of the North 1/2 of the Southeast 1/4 of Section 18, Township 45 North, Range 12 East of the Third Principal Meridian (except the South 32 rods thereof), lying Easterly of the East line of Frederick H. Bartlett's First Addition to Northview, being a Subdivision of part of the North 1/2 of the South 1/2 of said
Section 18, recorded as document no. 269364, in Lake County, Illinois.

PARCEL 3:

A perpetual nonexclusive easement created by Declaration recorded January 13, 1978, as document no. 1892452 (and implemented by Trustee's Deed recorded August 10, 1978, as document no. 1939792), running with the land, which is to be used exclusively as a drainage easement 30 feet wide to extent from the Western boundary of the below described property to the storm detention basin on said property to be 30 feet in width as shown on the Plat attached to the document creating said easement: That part of the North 1/2 of the Southeast 1/4 of
Section 18, Township 45 North, Range 12 East of the Third Principal Meridian, (except the South 32 rods thereof) lying Easterly of a line drawn parallel to and 690 feet East of the East line of Frederick H. Bartlett's First Addition to Northview, being a Subdivision of part of the North 1/2 of the South 1/2 of said
Section 18, recorded as document no. 269364, except therefrom the East 303 feet of the West 430 feet of the North 165 feet (as measured at right angles from the North line of the Southeast 1/4 of said Section 18) and also except the West 75 feet of the South 150 feet thereof, lying West of the West right of way line of McAree Road and South of the South right of way line of Glen Flora Avenue, in Lake County, Illinois.

PARCEL 4:

A perpetual non-exclusive easement for ingress and egress to Lake created by Declaration of Easement recorded January 23, 1979, as document no. 1974088.

PARCEL 5:

A perpetual, non-exclusive easement for the benefit of Parcels 1 and 2, noted above, upon, over, under and across that part of the North 1/2 of the Southeast 1/4 of Section 18, Township 45 North, Range 12 East of the Third Principal Meridian (except the South 32 rods thereof), lying Easterly of a line drawn parallel to and 690 feet East of the East line of Frederick H. Bartlett's First Addition to Northview, described as follows: Beginning at the Northwest corner of the above described part of the North 1/2 of the Southeast 1/4 of Section 18, thence East 15 feet; thence South parallel with the West line of said tract
391.0 feet; thence Southeasterly to a point 46 feet East of the West line and 353 feet North of the South line; thence East parallel with the South line of said tract to a point 27.0 feet West of the West right of way line of McAree Road; thence North parallel with the center line of said McAree Road to the North line of said tract; thence East to the West right of way line of said McAree Road; thence South along the West right of way line of said McAree Road to a point 328.0 feet North of the South line of said tract; thence West parallel with said south line to a point 59.0 feet East of the West line thereof; thence Southwesterly to a point 125.0 feet East of the West line and
284.0 feet North of the South line; thence South parallel with the West line 134 feet; thence West 15.0 feet to the West line of said tract; thence North along the West line to the place of beginning, for the construction, installation, maintenance, repair, reconstruction and use of utility lines from Parcels 1 and 2 to the public services located along McAree Road or Glen Flora Avenue, or both, and for the discharge of sewage into any sewage storm retention tank or tanks and for the discharge of storm water run-off into any storm water retention pond facilities that may be located at any time on said parcel, for so long as such facilities exist and are necessary or required by law, as created by Declaration recorded October 25, 1974, as Document No. 1685327.


PROPERTY TAX INDEX NUMBER:                  PROPERTY ADDRESS:


08-18-400-033                               2805 Glen Flora Avenue
                                            Waukegan, Illinois



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